Exhibit 99.7

INPHI CORPORATION

110 RIO ROBLES

SAN JOSE, CA 95134

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D28074-TBD	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

INPHI CORPORATION

The Board of Directors recommends a vote “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.		For	Against	Abstain

1.	Approval of Inphi Merger Proposal. To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020 (the “Merger Agreement”), by and among Inphi, Marvell Technology Group Ltd. (“Marvell”), Marvell Technology, Inc. (f/k/a Maui HoldCo, Inc.), a wholly owned subsidiary of Marvell (“HoldCo”), Maui Acquisition Company Ltd, a wholly owned subsidiary of HoldCo (“Bermuda Merger Sub”), and Indigo Acquisition Corp., a wholly owned subsidiary of HoldCo (“Delaware Merger Sub”) pursuant to which (i) Bermuda Merger Sub will be merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of HoldCo, and (ii) Delaware Merger Sub will be merged with and into Inphi (the “Delaware Merger” and together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of HoldCo.	☐	☐	☐

2.	Adjournment of Inphi Stockholder Meeting. To solicit additional proxies if there are not sufficient votes to approve and adopt the Merger Agreement.	☐	☐	☐

3.	Approval of Compensation. To approve on an advisory (non-binding) basis, the compensation that may be received by Inphi’s named executive officers in connection with the Mergers.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

D28075-TBD

INPHI CORPORATION

Special Meeting of Stockholders

April 15th, 2021 10:00 a.m., Pacific Time

This proxy is solicited by the Board of Directors

The stockholders hereby appoint(s) Dr. Ford Tamer and Mr. John Edmunds, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of INPHI CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on April 15th, 2021, at Inphi Corporation’s headquarters located at 110 Rio Robles, San Jose, CA 95134, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations and as the proxies named above deem advisable on any other business that may properly come before the Special Meeting of Stockholders or any adjournment(s) or postponement(s) thereof.

Continued and to be signed on reverse side